Exhibit 99
Contact: Media Inquiries, UTC                FOR IMMEDIATE RELEASE
(860) 493-4364                     www.utc.com

Investor Relations, UTC
(860) 728-7608

UNITED TECHNOLOGIES REPORTS SECOND QUARTER 2019 RESULTS;
RAISES 2019 ORGANIC SALES AND ADJUSTED EPS OUTLOOK

Strong sales and operating profit drive United Technologies’ performance in Q2;
Recently acquired Rockwell Collins continues to exceed expectations

•	Sales of $19.6 billion, up 18 percent versus prior year including 6 percent organic growth

•	GAAP EPS of $2.20, down 14 percent versus prior year driven by the absence of the Taylor divestiture gain in Q2 2018

•	Adjusted EPS of $2.20, up 12 percent versus prior year

FARMINGTON, Conn., July 23, 2019 - United Technologies Corp. (NYSE:UTX) reported second quarter 2019 results and increased its full year organic sales and adjusted EPS outlook for 2019.

“United Technologies delivered strong second quarter results,” said UTC Chairman and Chief Executive Officer Gregory Hayes. “Based on a solid first half, we feel confident raising our outlook for the full year with an improved organic sales growth outlook of 4 to 5 percent and adjusted EPS range of $7.90 to $8.05.* We continued to see outperformance at Collins Aerospace this quarter as we made significant progress on the integration of Rockwell Collins, which more than offset softness in Carrier’s end markets.”

Hayes continued, “Looking ahead, we remain on track to establish Otis and Carrier as independent companies in the first half of 2020. We are also excited about the transformational merger with Raytheon that we announced in June, which will create a leading, platform-agnostic aerospace and defense systems company. The combination will enhance our ability to provide high technology systems that meet the increasingly complex needs of our customers in rapidly growing segments of the industry.”

Second quarter sales of $19.6 billion were up 18 percent over the prior year, including 6 points of organic sales growth and 13 points of acquisition benefit offset by 1 point of foreign exchange headwind. GAAP EPS of $2.20 was down 14 percent versus the prior year and included 6 cents of net nonrecurring gains and 6 cents of restructuring charges. Adjusted EPS of $2.20 was up 12 percent.

Net income in the quarter was $1.9 billion, down 7 percent versus the prior year. Cash flow from operations was $2.1 billion and capital expenditures were $467 million, resulting in free cash flow of $1.6 billion.

In the quarter, Collins Aerospace commercial aftermarket sales were up 75 percent and up 18 percent organically. Collins Aerospace commercial aftermarket sales were up 16 percent on a pro forma basis including

Rockwell Collins. Pratt & Whitney commercial aftermarket sales were up 2 percent. Equipment orders at Carrier were down 12 percent organically. Otis new equipment orders were down 6 percent at constant currency in the quarter and down 1 percent on a rolling twelve month basis.

UTC updates its 2019 outlook and now anticipates:

•	Adjusted EPS of $7.90 to $8.05, up from $7.80 to $8.00;*

•	Organic sales growth of 4 to 5 percent, up from 3 to 5 percent;*

•
There is no change in the Company’s previously provided 2019 expectations for sales of $75.5 to $77.0 billion and free cash flow of $4.5 to $5.0 billion, including $1.5 billion of one-time cash payments related to the portfolio separation.*

*Note: When we provide expectations for adjusted EPS, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

United Technologies Corp., based in Farmington, Connecticut, provides high technology products and services to the building and aerospace industries. By combining a passion for science with precision engineering, the company is creating smart, sustainable solutions the world needs. Additional information, including a webcast, is available at www.utc.com or https://edge.media-server.com/mmc/p/6fjdfyhq, or to listen to the earnings call by phone, dial (877) 280-7280 between 8:10 a.m. and 8:30 a.m. ET. To learn more about UTC, visit the website or follow the company on Twitter: @UTC

Use and Definitions of Non-GAAP Financial Measures
United Technologies Corporation reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP").

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit, adjusted net income, adjusted earnings per share (“EPS”), and the adjusted effective tax rate are non-GAAP financial measures. Adjusted net sales represents consolidated net sales from continuing operations (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs and other significant items. For the business segments, when applicable, adjustments of net sales, operating profit and margins similarly reflect continuing operations, excluding restructuring and other significant items. Management believes that the non-GAAP measures just mentioned are useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for adjusted EPS, adjusted operating profit, adjusted effective tax rate, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, the effective tax rate, sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates, R&D spend, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits of the Rockwell Collins acquisition, the proposed merger with Raytheon Company (“Raytheon”) or the spin-offs by United Technologies of Otis and Carrier into separate independent companies (the “separation transactions”), including estimated synergies and customer cost savings resulting from the proposed merger with Raytheon Company, the expected timing of completion of the proposed merger and the separation transactions, estimated costs associated with such transactions and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which United Technologies and Raytheon Company operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters, the financial condition of our customers and suppliers, and the risks associated with U.S. government sales (including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a government shutdown, or otherwise, and uncertain funding of programs); (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits (including our expected returns under customer contracts) of advanced technologies and new products and services; (3) the scope, nature, impact or timing of the proposed merger with Raytheon and the separation transactions and other merger, acquisition and divestiture activity, including among other things the integration of or with other businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) future levels of indebtedness, including indebtedness that may be incurred in connection with the proposed merger with Raytheon and the separation transactions, and capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases by the companies of their respective common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash, including in connection with the proposed merger with Raytheon; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof (including the potential termination of U.S. government contracts and performance under undefinitized contract awards and the potential inability to recover termination costs); (9) new business and investment opportunities; (10) the ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which United Technologies, Raytheon and the businesses of each operate, including the effect of changes in U.S. trade policies or the U.K.’s pending withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) the effect of changes in tax (including U.S. tax reform enacted on December 22, 2017, which is commonly referred to as the Tax Cuts and Jobs Act of 2017), environmental, regulatory and other laws and regulations (including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements, including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations) in the U.S. and other countries in which United Technologies, Raytheon and the businesses of each operate; (17) negative effects of the announcement or pendency of the proposed merger or the separation transactions on the market price of United Technologies’ and/or Raytheon’s respective common stock and/or on their respective financial performance; (18) the ability of the parties to receive the required regulatory approvals for the proposed merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and approvals of United Technologies’ shareowners and Raytheon’s shareholders and to satisfy the other conditions to the closing of the merger on a timely basis or at all; (19) the occurrence of events that may give rise to a right of United Technologies or Raytheon or both to terminate the merger agreement; (20) risks relating to the value of the United Technologies’ shares to be issued in the proposed merger with Raytheon, significant transaction costs and/or unknown liabilities; (21) the possibility that the anticipated benefits from the proposed merger with Raytheon cannot be realized in full or at all or may take longer to realize than expected, including risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (22) risks associated with transaction-related litigation; (23) the possibility that costs or difficulties related to the integration of United Technologies’ and Raytheon’s operations will be greater than expected; (24) risks relating to completed merger, acquisition and divestiture activity, including United Technologies’ integration of Rockwell Collins, including the risk that the integration may be more difficult, time-consuming or costly than expected or may not result in the achievement of estimated synergies within the contemplated time frame or at all; (25) the ability of each of United Technologies, Raytheon and the companies resulting from the separation transactions and the combined company to retain and hire key personnel; (26) the expected benefits and timing of the separation transactions, and the risk that conditions to the separation transactions will not be satisfied and/or that the separation transactions will not be completed within the expected time frame, on the expected terms or at all; (27) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions as tax-free to United Technologies and United Technologies’ shareowners, in each case, for U.S. federal income tax purposes; (28) the possibility that any opinions, consents, approvals or rulings required in connection with the separation transactions will not be received or obtained within the expected time frame, on the expected terms or at all; (29) expected financing transactions undertaken in connection with the proposed merger with Raytheon and the separation transactions and risks associated with additional indebtedness; (30) the risk that dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the separation transactions will exceed United Technologies’ estimates; and (31) the impact of the proposed merger and the separation transactions on the respective businesses of United Technologies and Raytheon and the risk that the separation transactions may be more difficult, time-consuming or costly than expected, including the impact on United Technologies’ resources, systems, procedures and controls, diversion of its management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties. There can be no assurance that the proposed merger, the separation transactions or any other transaction described above will in fact be consummated in the manner described or at all. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of United Technologies and Raytheon on Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission (the “SEC”) from time to time. Any forward-looking statement speaks only as of the date on which it is made, and United Technologies assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information

In connection with the proposed merger, United Technologies has filed a registration statement on Form S-4, which includes a preliminary prospectus of United Technologies and a preliminary joint proxy statement of United Technologies and Raytheon Company (the “joint proxy statement/prospectus”), and each party will file other documents regarding the proposed merger with the SEC. In addition, in connection with the separation transactions, subsidiaries of United Technologies will file registration statements on Form 10 or S-1. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive joint proxy statement/prospectus will be sent to United Technologies’ shareowners and Raytheon Company’s shareholders. Investors and security holders will be able to obtain the registration statements and the joint proxy statement/prospectus free of charge from the SEC’s website or from United Technologies or Raytheon Company. The documents filed by United Technologies with the SEC may be obtained free of charge at United Technologies’ website at www.utc.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from United Technologies by requesting them by mail at UTC Corporate Secretary, 10 Farm Springs Road, Farmington, CT, 06032, by telephone at 1-860-728-7870 or by email at corpsec@corphq.utc.com. The documents filed by Raytheon Company with the SEC may be obtained free of charge at Raytheon Company’s website at www.raytheon.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Raytheon Company by requesting them by mail at Raytheon Company, Investor Relations, 870 Winter Street, Waltham, MA, 02541, by telephone at 1-781-522-5123 or by email at invest@raytheon.com.

Participants in the Solicitation

United Technologies and Raytheon Company and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about United Technologies’ directors and executive officers is available in United Technologies’ proxy statement dated March 18, 2019, for its 2019 Annual Meeting of Shareowners. Information about Raytheon Company’s directors and executive officers is available in Raytheon Company’s proxy statement dated April 16, 2019, for its 2019 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from United Technologies or Raytheon Company as indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

UTC-IR
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United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts)	2019	2018	2019	2018
Net Sales	$19,634	$16,705	$37,999	$31,947
Costs and Expenses:
Cost of products and services sold	14,413	12,422	28,120	23,702
Research and development	743	589	1,471	1,143
Selling, general and administrative	2,106	1,759	4,103	3,470
Total Costs and Expenses	17,262	14,770	33,694	28,315
Other income, net	212	941	324	1,172
Operating profit	2,584	2,876	4,629	4,804
Non-service pension (benefit)	(216)	(192)	(424)	(383)
Interest expense, net	360	234	791	463
Income from operations before income taxes	2,440	2,834	4,262	4,724
Income tax expense	441	695	838	1,217
Net income from operations	1,999	2,139	3,424	3,507
Less: Noncontrolling interest in subsidiaries' earnings from operations	99	91	178	162
Net income attributable to common shareowners	$1,900	$2,048	$3,246	$3,345
Earnings Per Share of Common Stock:
Basic	$2.22	$2.59	$3.80	$4.23
Diluted	$2.20	$2.56	$3.76	$4.18
Weighted Average Number of Shares Outstanding:
Basic shares	854	791	854	790
Diluted shares	864	800	862	800

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2019	2018	2019	2018
Net Sales
Otis	$3,348	$3,344	$6,444	$6,381
Carrier	4,962	5,035	9,285	9,411
Pratt & Whitney	5,150	4,736	9,967	9,065
Collins Aerospace Systems	6,576	3,962	13,089	7,779
Segment Sales	20,036	17,077	38,785	32,636
Eliminations and other	(402)	(372)	(786)	(689)
Consolidated Net Sales	$19,634	$16,705	$37,999	$31,947

Operating Profit
Otis	$515	$488	$941	$938
Carrier	836	1,645	1,365	2,237
Pratt & Whitney	424	397	857	810
Collins Aerospace Systems	1,172	569	2,028	1,157
Segment Operating Profit	2,947	3,099	5,191	5,142
Eliminations and other	(239)	(97)	(340)	(108)
General corporate expenses	(124)	(126)	(222)	(230)
Consolidated Operating Profit	$2,584	$2,876	$4,629	$4,804

Segment Operating Profit Margin
Otis	15.4%	14.6%	14.6%	14.7%
Carrier	16.8%	32.7%	14.7%	23.8%
Pratt & Whitney	8.2%	8.4%	8.6%	8.9%
Collins Aerospace Systems	17.8%	14.4%	15.5%	14.9%
Segment Operating Profit Margin	14.7%	18.1%	13.4%	15.8%

United Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2019	2018	2019	2018
Income from operations attributable to common shareowners	$1,900	$2,048	$3,246	$3,345
Restructuring Costs included in Operating Profit:
Otis	(15)	(23)	(40)	(49)
Carrier	(30)	(21)	(63)	(35)
Pratt & Whitney	(3)	(3)	(17)	(3)
Collins Aerospace Systems	(17)	(33)	(56)	(60)
Eliminations and other	(1)	(2)	(2)	(4)
	(66)	(82)	(178)	(151)
Non-service pension cost	—	2	—	2
Total Restructuring Costs	(66)	(80)	(178)	(149)

Significant non-recurring and non-operational items included in Operating Profit:
Carrier
Gain on sale of Taylor Company	—	795	—	795
Collins Aerospace Systems
Loss on sale of business	—	—	(25)	—
Amortization of Rockwell Collins inventory fair value adjustment	—	—	(181)	—
Asset impairment	—	(48)	—	(48)
Eliminations and other
Transaction and integration costs related to merger agreement with Rockwell Collins, Inc.	(10)	(20)	(19)	(50)
Costs associated with the Company's intention to separate its commercial businesses	(154)	—	(209)	—
Transaction expenses associated with the Raytheon Merger	(26)	—	(26)	—
	(190)	727	(460)	697
Total impact on Consolidated Operating Profit	(256)	647	(638)	548
Significant non-recurring and non-operational items included in Interest Expense, Net
Interest on tax settlements	58	—	58	—
Tax effect of restructuring and significant non-recurring and non-operational items above	36	(173)	117	(154)
Significant non-recurring and non-operational items included in Income Tax Expense
Tax settlements	264	—	264	—
Tax expenses related to separation of commercial businesses	(100)	—	(100)	—
Unfavorable income tax adjustments related to the estimated impact of the U.S. tax reform legislation enacted on December 22, 2017	—	(2)	—	(46)
	164	(2)	164	(46)
Less: Impact on Net Income Attributable to Common Shareowners	2	472	(299)	348

Adjusted income attributable to common shareowners	$1,898	$1,576	$3,545	$2,997

Diluted Earnings Per Share	$2.20	$2.56	$3.76	$4.18
Impact on Diluted Earnings Per Share	—	0.59	(0.35)	0.44
Adjusted Diluted Earnings Per Share	$2.20	$1.97	$4.11	$3.74

Effective Tax Rate	18.1%	24.5%	19.7%	25.8%
Impact on Effective Tax Rate	6.2%	(0.7)%	3.4%	(1.4)%
Adjusted Effective Tax Rate	24.3%	23.8%	23.1%	24.4%

United Technologies Corporation
Segment Operating Profit Adjusted for Restructuring Costs and
Significant Non-recurring and Non-operational Items (as reflected on the previous page)

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2019	2018	2019	2018
Adjusted Operating Profit
Otis	$530	$511	$981	$987
Carrier	866	871	1,428	1,477
Pratt & Whitney	427	400	874	813
Collins Aerospace Systems	1,189	650	2,290	1,265
Segment Operating Profit	3,012	2,432	5,573	4,542
Eliminations and other	(49)	(77)	(86)	(58)
General corporate expenses	(123)	(124)	(220)	(226)
Adjusted Consolidated Operating Profit	$2,840	$2,231	$5,267	$4,258

Adjusted Segment Operating Profit Margin
Otis	15.8%	15.3%	15.2%	15.5%
Carrier	17.5%	17.3%	15.4%	15.7%
Pratt & Whitney	8.3%	8.4%	8.8%	9.0%
Collins Aerospace Systems	18.1%	16.4%	17.5%	16.3%
Adjusted Segment Operating Profit Margin	15.0%	14.2%	14.4%	13.9%

United Technologies Corporation
Components of Changes in Net Sales

Quarter Ended June 30, 2019 Compared with Quarter Ended June 30, 2018

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	4%	(4)%	—%	—%	—%
Carrier	2%	(2)%	(1)%	—%	(1)%
Pratt & Whitney	9%	—%	—%	—%	9%
Collins Aerospace Systems	9%	—%	57%	—%	66%
Consolidated	6%	(1)%	13%	—%	18%

Collins Aerospace Systems
Commercial aftermarket sales*	18%	—%	57%	—%	75%

*On a pro forma basis, Collins Aerospace Systems commercial aftermarket sales increased 16% calculated by combining the results of UTC with the stand-alone results of Rockwell Collins for the pre-acquisition periods adjusted for conformity, as if the acquisition had been completed on January 1, 2017.

Six Months Ended June 30, 2019 Compared with Six Months Ended June 30, 2018

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	6%	(5)%	—%	—%	1%
Carrier	3%	(3)%	(1)%	—%	(1)%
Pratt & Whitney	11%	(1)%	—%	—%	10%
Collins Aerospace Systems	10%	(1)%	59%	—%	68%

Consolidated	7%	(2)%	14%	—%	19%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	June 30, 2019	December 31, 2018
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$6,819	$6,152
Accounts receivable, net	13,695	14,271
Contract assets, current	4,334	3,486
Inventory, net	10,934	10,083
Other assets, current	1,276	1,511
Total Current Assets	37,058	35,503
Fixed assets, net	12,292	12,297
Operating lease right-of-use assets	2,740	—
Goodwill	48,358	48,112
Intangible assets, net	25,963	26,424
Other assets	12,579	11,875
Total Assets	$138,990	$134,211

Liabilities and Equity
Short-term debt	$7,341	$4,345
Accounts payable	11,109	11,080
Accrued liabilities	10,753	10,223
Contract liabilities, current	6,219	5,720
Total Current Liabilities	35,422	31,368
Long-term debt	37,910	41,192
Operating lease liabilities	2,258	—
Other long-term liabilities	20,314	20,932
Total Liabilities	95,904	93,492
Redeemable noncontrolling interest	109	109
Shareowners' Equity:
Common Stock	22,647	22,438
Treasury Stock	(32,549)	(32,482)
Retained earnings	60,548	57,823
Accumulated other comprehensive loss	(9,892)	(9,333)
Total Shareowners' Equity	40,754	38,446
Noncontrolling interest	2,223	2,164
Total Equity	42,977	40,610
Total Liabilities and Equity	$138,990	$134,211

Debt Ratios:
Debt to total capitalization	51%	53%
Net debt to net capitalization	47%	49%

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2019	2018	2019	2018
Operating Activities:
Net income from operations	$1,999	$2,139	$3,424	$3,507
Adjustments to reconcile net income from operations to net cash flows provided by operating activities:
Depreciation and amortization	922	592	1,864	1,173
Deferred income tax provision	(15)	3	6	45
Stock compensation cost	92	62	156	117
Gain on sale of Taylor Company	—	(795)	—	(795)
Change in working capital	(11)	483	(456)	(489)
Global pension contributions	(47)	(22)	(79)	(59)
Canadian government settlement	—	—	(38)	(221)
Other operating activities, net	(829)	(360)	(1,266)	(723)
Net cash flows provided by operating activities	2,111	2,102	3,611	2,555
Investing Activities:
Capital expenditures	(467)	(372)	(830)	(709)
Acquisitions and dispositions of businesses, net	(13)	1,050	101	960
Increase in collaboration intangible assets	(82)	(103)	(169)	(181)
(Payments) receipts from settlements of derivative contracts	(31)	303	61	82
Other investing activities, net	(230)	(140)	(380)	(390)
Net cash flows (used in) provided by investing activities	(823)	738	(1,217)	(238)
Financing Activities:
(Payment) issuance of long-term debt, net	(15)	1,312	(9)	337
Increase (decrease) in short-term borrowings, net	22	(24)	(327)	642
Dividends paid on Common Stock	(610)	(535)	(1,219)	(1,070)
Repurchase of Common Stock	(40)	(27)	(69)	(52)
Other financing activities, net	(46)	(27)	(142)	(68)
Net cash flows (used in) provided by financing activities	(689)	699	(1,766)	(211)
Effect of foreign exchange rate changes on cash and cash equivalents	(25)	(137)	16	(18)
Net increase in cash, cash equivalents and restricted cash	574	3,402	644	2,088
Cash, cash equivalents and restricted cash, beginning of period	6,282	7,704	6,212	9,018
Cash, cash equivalents and restricted cash, end of period	6,856	11,106	6,856	11,106
Less: Restricted cash	37	38	37	38
Cash and cash equivalents, end of period	$6,819	$11,068	$6,819	$11,068

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended June 30,
	(Unaudited)
(dollars in millions)	2019		2018

Net income attributable to common shareowners	$1,900		$2,048
Net cash flows provided by operating activities	$2,111		$2,102
Net cash flows provided by operating activities as a percentage of net income attributable to common shareowners		111%		103%
Capital expenditures	(467)		(372)
Capital expenditures as a percentage of net income attributable to common shareowners		(25)%		(18)%
Free cash flow	$1,644		$1,730
Free cash flow as a percentage of net income attributable to common shareowners		87%		84%

	Six Months Ended June 30,
	(Unaudited)
(dollars in millions)	2019		2018

Net income attributable to common shareowners	$3,246		$3,345
Net cash flows provided by operating activities	$3,611		$2,555
Net cash flows provided by operating activities as a percentage of net income attributable to common shareowners		111%		76%
Capital expenditures	(830)		(709)
Capital expenditures as a percentage of net income attributable to common shareowners		(26)%		(21)%
Free cash flow	$2,781		$1,846
Free cash flow as a percentage of net income attributable to common shareowners		86%		55%
Notes to Condensed Consolidated Financial Statements
Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.